Exhibit 99.1

NEWS

CONTACT:	Jeff Schweitzer
UNIVEST CORPORATION OF PENNSYLVANIA
Chief Financial Officer
215-721-2458, schweitzerj@univest.net

FOR IMMEDIATE RELEASE

UNIVEST CORPORATION OF PENNSYLVANIA – UNIVEST

BANK AND TRUST CO. – REPORTS FIRST QUARTER EARNINGS

SOUDERTON, Pa., April 25, 2012 – Univest Corporation of Pennsylvania (NASDAQ: UVSP), parent company of Univest Bank and Trust Co., a full-service financial institution with more than 135 years of experience in delivering financial solutions including personal and business banking, online banking, residential mortgages, insurance products, investment and wealth advisory solutions, today announced financial results for the first quarter ended March 31, 2012. Univest reported net income of $5.3 million or $0.31 diluted earnings per share for the quarter ended March 31, 2012, a 36% increase in net income compared to $3.9 million or $0.23 diluted earnings per share for the quarter ended March 31, 2011.

Loans

Gross loans and leases increased $13.4 million from December 31, 2011 and increased $17.7 million from March 31, 2011. Commercial loans increased $7.9 million and residential mortgage loans increased $7.0 million during the quarter. While the Corporation continued to see increased loan activity in the first quarter, overall credit demand and utilization of lines by businesses and consumers remained light as a result of the prolonged challenging economic environment.

Deposits

Total deposits decreased $19.2 million from December 31, 2011 and increased $64.8 million from March 31, 2011. Core deposits, excluding public fund deposits, increased $18.2 million for the quarter and $83.7 million from March 31, 2011, primarily due to new customers choosing Univest.

Net Interest Income and Margin

Net interest income decreased $645 thousand or 3% to $18.2 million in the first quarter of 2012 compared to the first quarter of 2011. The net interest margin on a tax-equivalent basis for the first quarter of 2012 was 3.95%, flat compared to 3.96% during the fourth quarter of 2011, and down from 4.24% in the first quarter of 2011. The decline in net interest income and the net interest margin during the first quarter of 2012 from the same period in the prior year was primarily due to the re-investment of maturing and called investment securities with lower yielding investments due to the lower interest rate environment and lower rates on commercial business loans due to re-pricing and competitive pressures. The decline in net interest income and the net interest margin was partially offset by re-pricing of certificates of deposits and savings account products. The net interest margin also declined from excess cash funds invested in low rate, interest-earning deposits as credit demand remains light and the Corporation continues to keep the investment portfolio short. Average interest-earning deposits with the Federal Reserve Bank increased $50.5 million from the comparable period in the prior year.

Non-Interest Income

Non-interest income for the quarter ended March 31, 2012 was $11.0 million, an increase of $3.3 million or 42% from the comparable period in the prior year. The increase was primarily attributed to proceeds from bank owned life insurance death benefits of $989 thousand and an increase in the net gain on mortgage banking activities of $1.3 million due to stronger mortgage demand from increased re-finance activity. In addition, other income increased $616 thousand mainly due to a decrease in net loss on sales and write-downs of other real estate owned and positive valuation adjustments on mortgage servicing rights. During the first quarter of 2012, the Corporation recorded a net loss on sales and write-downs of other real estate owned of $31 thousand compared to $352 thousand for the same period in the prior year. During the first quarter of 2012, the Corporation reversed $212 thousand of negative valuation adjustments on mortgage servicing rights recorded primarily during the third quarter of 2011. In addition, the first quarter of 2012 included a net gain on sales of securities of $258 thousand. Partially offsetting these favorable variances was a decline in service charges on deposits of $236 thousand. This decline is primarily due to changes in industry practices to benefit customers impacting non-sufficient funds and overdraft fees, which were implemented in July 2011.

Non-Interest Expense

Non-interest expense for the first quarter of 2012 was $18.9 million, an increase of $2.1 million or 13% compared to the first quarter of 2011. Salaries and benefits expense increased $2.6 million primarily due to higher commissions related to increased mortgage banking activities, increased employee incentives, annual performance increases, and lower deferred loan origination costs. The increases for the quarter were partially offset by a decline in deposit insurance premiums of $269 thousand mainly due to the amended assessment calculation requirement through the FDIC rule implemented April 1, 2011. The payment was formerly based on deposits whereas the rule change now bases the payment on the average consolidated total assets less average tangible equity.

Asset Quality and Provision for Loan and Lease Losses

Non-accrual loans and leases, including non-accrual troubled debt restructured loans, decreased to $36.3 million at March 31, 2012 from $38.2 million at December 31, 2011 and $38.6 million at March 31, 2011. The decrease in non-accrual loans was mainly due to charge-offs and pay-downs exceeding additions to non-accrual loans. Accruing troubled debt restructured loans increased to $7.3 million at March 31, 2012 from $3.9 million at December 31, 2011, primarily due to the restructuring of loans for three borrowers in the commercial business, commercial real estate and construction loan categories. Accruing troubled debt restructured loans were $5.1 million at March 31, 2011. Net loan and lease charge-offs were $3.4 million during the first quarter of 2012 compared to $4.3 million and $3.2 million for the fourth and first quarters of 2011, respectively.

Nonperforming loans and leases as a percentage of total loans and leases were 3.02% at March 31, 2012 compared to 2.94% at December 31, 2011 and 3.07% at March 31, 2011. Other real estate owned decreased to $5.0 million, consisting of three properties at March 31, 2012, down from $6.6 million at December 31, 2011 and $6.1 million at March 31, 2011. During the first quarter of 2012, one property with a carrying value of $1.3 million was sold for $1.5 million resulting in a gain on sale of $210 thousand.

The provision for loan and lease losses was $4.1 million for the first quarter of 2012 compared to $3.1 million for the quarter ended December 31, 2011 and $5.1 million for the quarter ended March 31, 2011. The allowance for loan and lease losses as a percentage of total loans and leases was 2.10% at March 31, 2012 compared to 2.07% at December 31, 2011 and 2.27% at March 31, 2011. The allowance for loan and lease losses to nonperforming loans and leases equaled 69.39% at March 31, 2012, compared to 70.34% at December 31, 2011 and 74.12% at March 31, 2011.

Capital

Univest continues to remain well-capitalized at March 31, 2012. Univest’s total risk-based capital at March 31, 2012 was 15.76%, well in excess of the regulatory minimum for well capitalized status of 10% for total risk-based capital.

Dividend

On April 2, 2012, Univest Corporation paid a quarterly cash dividend of $0.20 per share, which represented a 4.66% annualized yield based on the closing price of Univest’s stock on the date the dividend was paid.

About Univest Corporation

Headquartered in Souderton, Pa., Univest Corporation of Pennsylvania (www.univest.net) and its subsidiaries serve the financial needs of residents, businesses, and nonprofit organizations in Bucks, Chester, Montgomery and Lehigh counties. For more information on Univest Corporation of Pennsylvania and its subsidiaries, please visit www.univest.net.

# # #

This press release of Univest Corporation and the reports Univest Corporation files with the Securities and Exchange Commission often contain “forward-looking statements” relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of Univest Corporation. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause Univest Corporation’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce net interest margins; (3) changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions; (5) legislative or regulatory changes that may adversely affect the businesses in which Univest Corporation is engaged; (6) technological issues which may adversely affect Univest Corporation’s financial operations or customers; (7) changes in the securities markets or (8) risk factors mentioned in the reports and registration statements Univest Corporation files with the Securities and Exchange Commission. Univest Corporation undertakes no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.

Univest Corporation of Pennsylvania

Consolidated Selected Financial Data

March 31, 2012

(Dollars in thousands)

Balance Sheet (Period End)	03/31/12	12/31/11	09/30/11	06/30/11	03/31/11
Assets	$2,192,164	$2,206,839	$2,174,127	$2,058,377	$2,108,579
Securities	451,433	471,165	412,340	418,020	445,798
Loans held for sale	2,535	3,157	1,724	2,102	1,451
Loans and leases, gross	1,459,830	1,446,406	1,436,411	1,438,707	1,442,137
Allowance for loan and lease losses	30,597	29,870	31,002	32,601	32,804
Loans and leases, net	1,429,233	1,416,536	1,405,409	1,406,106	1,409,333
Total deposits	1,730,030	1,749,232	1,725,063	1,621,294	1,665,225
Non-interest bearing deposits	307,769	304,006	275,930	277,515	280,337
NOW, money market and savings	1,029,145	1,036,726	1,016,651	967,554	974,158
Time deposits	393,116	408,500	432,482	376,225	410,730
Borrowings	144,208	137,234	135,490	127,689	125,545
Shareholders’ equity	275,525	272,979	275,099	273,022	268,673

	For the three months ended,
Balance Sheet (Average)	03/31/12	12/31/11	09/30/11	06/30/11	03/31/11
Assets	$2,180,451	$2,174,857	$2,113,446	$2,096,173	$2,106,276
Securities	457,511	423,657	409,376	439,606	444,662
Loans and leases, gross	1,457,320	1,435,173	1,445,344	1,451,076	1,461,037
Deposits	1,724,310	1,727,861	1,672,452	1,655,812	1,670,062
Shareholders’ equity	275,071	276,114	275,502	272,952	268,343

Asset Quality Data (Period End)	03/31/12	12/31/11	09/30/11	06/30/11	03/31/11
Nonaccrual loans and leases, including nonaccrual troubled debt restructured loans and leases	$36,270	$38,207	$38,180	$43,513	$38,631
Accruing loans and leases 90 days or more past due	523	365	449	659	516
Accruing troubled debt restructured loans and leases	7,301	3,893	3,925	5,028	5,111
Other real estate owned	4,993	6,600	7,711	4,952	6,135
Nonperforming assets	49,087	49,065	50,265	54,152	50,393
Allowance for loan and lease losses	30,597	29,870	31,002	32,601	32,804
Nonperforming loans and leases / Loans and leases	3.02%	2.94%	2.96%	3.42%	3.07%
Allowance for loan and lease losses / Loans and leases	2.10%	2.07%	2.16%	2.27%	2.27%
Allowance for loan and lease losses / Nonperforming loans	69.39%	70.34%	72.85%	66.26%	74.12%

	For the three months ended,
	03/31/12	12/31/11	09/30/11	06/30/11	03/31/11
Net loan and lease charge-offs	$3,373	$4,272	$5,248	$5,759	$3,228
Net loan and lease charge-offs (annualized)/Average loans and leases	0.93%	1.18%	1.44%	1.59%	0.90%

Univest Corporation of Pennsylvania

Consolidated Selected Financial Data

March 31, 2012

(Dollars in thousands, except per share data)

	For the three months ended,
For the period:	03/31/12	12/31/11	09/30/11	06/30/11	03/31/11
Interest income	$20,431	$20,821	$21,237	$21,704	$21,706
Interest expense	2,267	2,487	2,621	2,723	2,897

Net interest income	18,164	18,334	18,616	18,981	18,809
Provision for loan and lease losses	4,100	3,140	3,649	5,556	5,134

Net interest income after provision	14,064	15,194	14,967	13,425	13,675
Noninterest income:
Trust fee income	1,625	1,469	1,625	1,625	1,625
Service charges on deposit accounts	1,100	1,147	1,218	1,356	1,336
Investment advisory commission and fee income	1,256	1,778	1,239	1,194	1,162
Insurance commissions and fee income	2,267	1,674	1,787	2,072	2,200
Bank owned life insurance income	1,506	502	554	268	344
Other-than-temporary impairment	(3)	(5)	(1)	(3)	(7)
Net gain on sales of securities	258	—	848	569	—
Net gain (loss) on mortgage banking activities	1,272	652	913	328	(25)
Other income	1,740	1,761	791	1,287	1,124

Total noninterest income	11,021	8,978	8,974	8,696	7,759
Noninterest expense
Salaries and benefits	11,563	9,725	9,888	9,634	8,983
Premises and equipment	2,428	2,544	2,387	2,326	2,527
Deposit insurance premiums	444	457	442	427	713
Other expense	4,441	4,837	4,578	4,019	4,523

Total noninterest expense	18,876	17,563	17,295	16,406	16,746

Income before taxes	6,209	6,609	6,646	5,715	4,688
Applicable income taxes	946	1,349	1,402	1,199	826

Net income	$5,263	$5,260	$5,244	$4,516	$3,862

Per Common Share Data:
Book value per share	$16.42	$16.34	$16.45	$16.27	$16.04
Net income per share:
Basic	$0.31	$0.32	$0.31	$0.27	$0.23
Diluted	$0.31	$0.32	$0.31	$0.27	$0.23
Dividends per share	$0.20	$0.20	$0.20	$0.20	$0.20
Weighted average shares outstanding	16,749,134	16,716,160	16,770,741	16,771,969	16,712,282
Period end shares outstanding	16,780,416	16,702,376	16,727,099	16,777,379	16,745,935

Univest Corporation of Pennsylvania

Consolidated Selected Financial Data

March 31, 2012

	For the three months ended,
	03/31/12	12/31/11	09/30/11	06/30/11	03/31/11
Profitability Ratios (annualized)
Return on average assets	0.97%	0.96%	0.98%	0.86%	0.74%
Return on average shareholders’ equity	7.70%	7.56%	7.55%	6.64%	5.84%
Net interest margin (FTE)	3.95%	3.96%	4.15%	4.24%	4.24%
Efficiency ratio (1)	60.46%	60.87%	59.35%	56.47%	59.90%

Capitalization Ratios

Dividends paid to net income	63.63%	63.48%	64.00%	74.27%	86.30%
Shareholders’ equity to assets (Period End)	12.57%	12.37%	12.65%	13.26%	12.74%
Tangible common equity to tangible assets	10.18%	10.00%	10.34%	10.80%	10.32%

Regulatory Capital Ratios (Period End)
Tier 1 leverage ratio	11.64%	11.53%	11.84%	11.87%	11.72%
Tier 1 risk-based capital ratio	14.50%	14.29%	14.73%	14.96%	14.59%
Total risk-based capital ratio	15.76%	15.56%	16.00%	16.25%	15.89%

(1)	Total operating expenses to net interest income before loan loss provision plus non-interest income adjusted for tax equivalent income.

Distribution of Assets, Liabilities and Shareholders’ Equity: Interest Rates and Interest Differential
	For the Three Months Ended March 31,
Tax Equivalent Basis	2012			2011
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$59,453	$38	0.26%	$6,279	$3	0.19%
U.S. Government obligations	147,146	519	1.42	170,658	717	1.70
Obligations of state and political subdivisions	116,918	1,708	5.88	109,026	1,721	6.40
Other debt and equity securities	193,447	1,234	2.57	164,978	1,529	3.76

Total interest-earning deposits and investments	516,964	3,499	2.72	450,941	3,970	3.57

Commercial, financial, and agricultural loans	440,906	4,742	4.33	428,636	5,171	4.89
Real estate—commercial and construction loans	534,079	6,988	5.26	558,304	7,251	5.27
Real estate—residential loans	247,295	2,605	4.24	244,305	2,641	4.38
Loans to individuals	44,497	630	5.69	43,010	626	5.90
Municipal loans and leases	133,896	1,821	5.47	122,857	1,754	5.79
Lease financings	56,647	1,372	9.74	63,925	1,495	9.48

Gross loans and leases	1,457,320	18,158	5.01	1,461,037	18,938	5.26

Total interest-earning assets	1,974,284	21,657	4.41	1,911,978	22,908	4.86

Cash and due from banks	34,956			36,101
Reserve for loan and lease losses	(31,908)			(32,402)
Premises and equipment, net	34,299			34,624
Other assets	168,820			155,975

Total assets	$2,180,451			$2,106,276

Liabilities:
Interest-bearing checking deposits	$220,360	$57	0.10	$192,676	$64	0.13
Money market savings	310,878	148	0.19	308,797	201	0.26
Regular savings	498,572	264	0.21	481,404	463	0.39
Time deposits	400,433	1,384	1.39	411,030	1,738	1.71

Total time and interest-bearing deposits	1,430,243	1,853	0.52	1,393,907	2,466	0.72

Securities sold under agreements to repurchase	113,695	53	0.19	96,446	71	0.30
Other short-term borrowings	4,560	53	4.67	10,269	9	0.36
Long-term debt	440	4	3.66	5,000	47	3.81
Subordinated notes and capital securities	22,486	304	5.44	23,994	304	5.14

Total borrowings	141,181	414	1.18	135,709	431	1.29

Total interest-bearing liabilities	1,571,424	2,267	0.58	1,529,616	2,897	0.77

Demand deposits, non-interest bearing	294,067			276,155
Accrued expenses and other liabilities	39,889			32,162

Total liabilities	1,905,380			1,837,933

Shareholders’ Equity
Common stock	91,332			91,332
Additional paid-in capital	61,402			61,411
Retained earnings and other equity	122,337			115,600

Total shareholders’ equity	275,071			268,343

Total liabilities and shareholders’ equity	$2,180,451			$2,106,276

Net interest income		$19,390			$20,011

Net interest spread			3.83			4.09
Effect of net interest-free funding sources			0.12			0.15

Net interest margin			3.95%			4.24%

Ratio of average interest-earning assets to average interest-bearing liabilities	125.64%			125.00%

Notes:	For rate calculation purposes, average loan and lease categories include unearned discount.

Nonaccrual loans and leases have been included in the average loan and lease balances.

Loans held for sale have been included in the average loan balances.

Tax-equivalent amounts for the three months ended March 31, 2012 and 2011 have been calculated using the Corporation’s federal applicable rate of 35.0%.

N/M —Not meaningful